Exhibit 99.1

MRI Interventions, Inc. Reports 34% Year-Over-Year Increase in Functional Neurology Revenues,
50% increase in Capital Sales

Record 629 ClearPoint® Procedures Performed in 2017

New Initiatives Position for Further Growth in 2018

IRVINE, CA, March 15, 2018 – MRI Interventions, Inc. (OTCQB: MRIC) (the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2017.

Full-Year and Fourth Quarter 2017 Highlights

●	Total revenue increased 28% to $7.4 million for 2017, from $5.7 million in 2016, reflecting a 34% increase in functional neurology sales, and a 50% increase in capital equipment sales;

●	Gross margin increased to 61% for the full year, compared with 54% in 2016;

●	Net loss full year 2017 declined 12% to $7.1 million, as compared with $8.1 million in 2016;

●	Completed a record 629 procedures using the ClearPoint Neuro Navigational System, an increase of 25%;

●	Grew the installed base of ClearPoint Systems to 52 centers in the U.S., including the Company’s seventh top-ten children’s hospital;

●	Furthered research and development efforts with partners toward the development of new therapeutic applications for intra-cranial hemorrhage and pancreatic cancer;

●	Participated in a One Room-One Procedure laser ablation Practical Clinic during the Congress of Neurological Surgeons; and

●	Announced the appointment of Joseph Burnett as President and Chief Executive Officer.

“MRI reported another year of strong growth and thoughtful transformation in 2017, driven by our fifth year in a row of significant procedure and revenue growth, as well as the evolution of our strategic plan to go deeper into our own therapeutic products,” commented Joe Burnett, President and Chief Executive Officer. “Our core functional neurology business grew revenue 34%, to $5.3 million, and procedure volume ramped 25% to a record 629 cases. Our biologics and drug delivery partnerships continued to advance through the regulatory process in examples such as Voyager Therapeutics. We also signed multiple new partnerships as the premier live-MRI guidance and navigation partner for drug delivery companies. Capital sales and service grew 50% as a testament to the interest in acquiring access to our technology and hospitals willing to put skin in the game for that access.

“We now look to 2018 with expectations for another year of strong revenue growth in all three of our product areas: functional neurology, biologics and drug delivery, and capital sales and service. Also, we anticipate the introduction of two new product families to clinical usage, including the commercial release of our ClearPoint 2.0 fusion software and the first human case of our intracerebral hemorrhage therapy product in collaboration with the Mayo Clinic. We believe that these additions to our platform, in concert with streamlining our marketing and product development processes and capabilities, will improve workflow efficiency while staying true to our commitment to precision and sub-millimetric accuracy under live MRI-guidance. We expect that these advancements and our focus on continued growth in procedures will enable us to lead the movement toward minimally invasive therapy procedures in the brain, as we have seen take place in other medical device markets including cardiology.”

5 Musick, Irvine, California 92618  949.900.6833

Financial Results – Year Ended December 31, 2017

Functional neurology revenue, which consists of disposable product sales related to cases utilizing the ClearPoint system, increased 34% to $5.3 million from $4.0 million in 2016. This increase was due primarily to a 25% increase in the utilization of the ClearPoint system, to a record 629 cases during 2017, from 504 cases in 2016.

Biologics and drug delivery systems revenue, which consists primarily of disposable product sales related to customer-sponsored clinical trials utilizing the ClearPoint system, was $563,000, as compared with $771,000 in 2016. This fluctuation arose due to $222,000 in advance purchases of such products by Voyager Therapeutics (“Voyager”) in late 2016, which have been subsequently used in Voyager’s clinical trials.

Capital equipment revenue, consisting of sales, rentals and service of ClearPoint reusable hardware and software, increased 50%, to $1.5 million, from $980,000 in 2016. This increase was due primarily to increases in equipment sales, new equipment rental revenue and equipment service contract revenue.

Gross margin for the year ended December 31, 2017 improved to 61% from 54% in 2016. The increase was due primarily to a favorable mix of revenue in 2017, relative to 2016. Also contributing to the increase were lower costs for scrap, expired product and reserves for inventory obsolescence during 2017, relative to 2016.

Research and development costs were $2.8 million for year ended December 31, 2017, compared to $2.6 million in 2016, an increase of $186,000, or 7%. The increase was due primarily to payments, the majority of which were in shares of the Company’s common stock, required under certain license and product co-development agreements entered into in April 2017, that were partially offset by decreases in software development and intellectual property-related costs, and in personnel costs.

Sales and marketing expenses were $4.0 million for the year ended December 31, 2017, compared to $3.8 million in 2016, an increase of $179,000, or 5%. This increase was primarily due to an increase in personnel-related expenses.

General and administrative expenses were $4.0 million for the year ended December 31, 2017, compared to $4.2 million for in 2016, a decrease of $144,000, or 3%. The decrease was due primarily to decreases in professional fees and stock-based compensation, that were partially offset by costs incurred in connection with recruiting and hiring Mr. Burnett in November 2017.

During the years ended December 31, 2017 and 2016, the Company recorded gains of $25,000 and $1.1 million, respectively, resulting from changes in the fair value of derivative liabilities. Such derivative liabilities related to the terms of certain warrants issued in 2012 and 2013, and in connection with amendments the Company made to certain note payable agreements in 2016, discussed further below.

In April 2016, the Company entered into an agreement with Brainlab AG (“Brainlab”) under which the note payable to Brainlab was restructured and reissued. As a result, the Company recorded a debt restructuring gain of $941,000.

In June 2016, the Company entered into the amendments with Brainlab and with certain holders of the Company’s 2014 junior secured notes payable (the “2014 Note Holders”). Based on the provisions of these amendments, on June 30, 2016, the Company recorded a debt restructuring loss of $820,000.

In August 2016, the Company entered into additional amendments with the 2014 Note Holders. Based on the provisions of these amendments, on August 30, 2016, the Company recorded a debt restructuring loss of $933,000.

During the year ended December 31, 2017, the Company recorded other income of $17,000, as compared with other income of $216,000 recorded during 2016, representing a decrease of $199,000, or 92%. This decrease was due primarily to grant income from a U.S. federal agency of $203,000 earned from a project in process during the 2016, which was discontinued by the agency later in 2016. The Company has not since undertaken any additional such projects.

Net interest expense for the year ended December 31, 2017 was $873,000, compared with $1.1 million for 2016. The decrease was due primarily to the conversion of an aggregate $1.74 million in principal balance of notes held by the 2014 Note Holders in connection with the Company’s completion of a private placement of equity units in September 2016.

Financial Results – Quarter Ended December 31, 2017

Functional neurology revenue increased 23%, to $1.3 million from $1.0 million in the fourth quarter of 2016. This increase was due primarily to a 26% increase in the number of cases using the ClearPoint system, to 160 cases in the fourth quarter of 2017 from 128 cases during the same period in 2016.

Drug delivery product revenue for the fourth quarter of 2017 was $120,000, a decline of 63% as compared with $327,000 during the same period in 2016, reflecting the previously mentioned $222,000 purchase of drug delivery cannulas and related products by Voyager in 2016.

Capital equipment revenue was $291,000 in the fourth quarter of 2017, as compared with $272,000 during the same period in 2016.

Gross margin for the fourth quarter ended December 31, 2017 improved to 61% from 59% for the same period in 2016. The increase was due primarily to a favorable mix of revenues during the fourth quarter ended December 31, 2017, relative to the same period in 2016.

Research and development costs were $582,000 for the fourth quarter of 2017, compared to $530,000 for the same period in 2016, an increase of $52,000, or 10%. The increase during the fourth quarter of 2017, in comparison to the same period in 2016, was due primarily to increases in personnel, regulatory and software development costs, that were partially offset by decreases in intellectual property costs.

Sales and marketing expenses were $1.0 million for the fourth quarter ended December 31, 2017, compared to $946,000 for the same period in 2016, an increase of $65,000, or 7%. This increase was primarily due to an increase in exhibit activity during the fourth quarter ended December 31, 2017, relative to the same period in 2016.

General and administrative expenses were $1.3 million for each of the fourth quarters of 2017 and 2016, primarily attributable to decreases in professional fees and stock-based compensation being offset by costs incurred in connection with recruiting and hiring Mr. Burnett in November 2017.

During the fourth quarter of 2017, the Company recorded a loss of $23,000, and during the same period in 2016, the Company recorded a gain of $318,000, resulting from changes in the fair value of derivative liabilities. Such derivative liabilities related to the terms of certain warrants issued in 2012 and 2013, and in connection with the amendments the Company made to certain note payable agreements in 2016, discussed further above.

Net interest expense for the three months ended December 31, 2017 was $236,000, compared with $215,000 for 2016. The increase was due primarily to an increase during the three months ended December 31, 2017, relative to the same period in 2016, in the amortization of discounts on the Company’s notes payable.

Teleconference Information

Investors and analysts are invited to listen to a live broadcast review of the Company’s 2017 fourth quarter and full year financial results today at 4:15 p.m. Eastern time (1:15 p.m. Pacific time) that may be accessed by visiting the Company’s website at www.mriinterventions.com and selecting “Investors” / “News” / “IR Calendar.” The conference call may also be accessed at https://78449.themediaframe.com/dataconf/productusers/mric/mediaframe/23404/indexl.html. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-9034, or at (201) 493-6737 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available shortly after the completion of the call until March 27, 2018 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference I.D. number 413671. An online archive of the broadcast will be available on the Company’s website at www.mriinterventions.com, on the “Investor Relations” page.

About MRI Interventions, Inc.

Building on the imaging power of magnetic resonance imaging (“MRI”), MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain. The ClearPoint Neuro Navigation System, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Statements herein concerning MRI Interventions, Inc.’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the company’s actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: future revenues from sales of the company’s ClearPoint Neuro Navigation System products; and the company’s ability to market, commercialize and achieve broader market acceptance for the company’s ClearPoint Neuro Navigation System products. More detailed information on these and additional factors that could affect the company’s actual results are described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, both of which have been filed with the Securities and Exchange Commission, and the company’s Annual Report on Form 10-K for the year ended December 31, 2017, that the company intends to file with the Securities and Exchange Commission on or before April 2, 2018.

Contact:
Harold A. Hurwitz, Chief Financial Officer
(949) 900-6833

Matt Kreps
Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

MRI INTERVENTIONS, INC.
Consolidated Statements of Operations

	Years Ended December 31,
	2017	2016

Revenues:
Product revenues	$7,024,010	$5,600,453
Service and other revenues	355,515	149,001
Total revenues	7,379,525	5,749,454
Cost of revenues	2,898,808	2,642,763
Research and development costs	2,813,733	2,628,179
Sales and marketing expenses	3,956,455	3,777,119
General and administrative expenses	4,046,366	4,190,131
Operating loss	(6,335,837)	(7,488,738)
Other income (expense):
Gain on change in fair value of derivative liabilities	24,728	1,065,935
Loss on debt restructuring	-	(811,909)
Other income, net	16,682	216,075
Interest expense, net	(872,926)	(1,051,258)
Net loss	$(7,167,353)	$(8,069,895)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.93)	$(2.93)
Weighted average shares outstanding:
Basic and diluted	7,738,343	2,754,803

MRI INTERVENTIONS, INC.
Consolidated Statements of Operations

	For The Three Months Ended December 31,
	2017	2016
Revenues:
Product revenues	$1,580,723	$1,599,326
Service and other revenues	98,655	35,779
Total revenues	1,679,378	1,635,105
Cost of product revenues	659,000	676,924
Research and development costs	582,158	529,714
Sales and marketing expenses	1,011,193	946,368
General, and administrative expenses	1,259,848	1,272,358
Operating loss	(1,832,821)	(1,790,259)
Other income (expense):
Gain on change in fair value of derivative liabilities	(23,336)	317,855
Other income (expense), net	10,130	6,571
Interest expense, net	(235,656)	(215,050)
Net loss	$(2,081,683)	$(1,680,883)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.20)	$(0.47)
Weighted average shares outstanding:
Basic and diluted	10,571,422	3,610,655

MRI INTERVENTIONS, INC.
Consolidated Balance Sheets

	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$9,289,831	$3,315,774
Accounts receivable, net	949,415	865,943
Inventory, net	2,314,184	1,768,382
Prepaid expenses and other current assets	192,727	134,996
Total current assets	12,746,157	6,085,095
Property and equipment, net	267,667	328,249
Software license inventory	871,900	976,900
Other assets	11,641	10,641
Total assets	$13,897,365	$7,400,885

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$759,445	$1,546,926
Accrued compensation	806,445	666,060
Other accrued liabilities	480,159	450,424
Derivative liabilities	95,786	131,173
Deferred product and service revenues	256,178	223,117
Senior secured note payable	2,000,000	-
Total current liabilities	4,398,013	3,017,700

Accrued interest	752,500	647,500
Senior secured note payable	-	2,000,000
2010 junior secured notes payable, net of unamortized discount of $1,956,458 and $2,302,472 at December 31, 2017 and 2016, respectively	1,043,542	697,528
2014 junior secured 12% notes payable, net of unamortized discount and deferred issuance costs aggregating $100,430 and $180,774 at December 31, 2017 and 2016, respectively	1,874,570	1,794,226
Total liabilities	8,068,625	8,156,954
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 25,000,000 shares authorized at December 31, 2017 and 2016; none issued and outstanding at December 31, 2017 and 2016	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized at December 31, 2017 and 2016; 10,693,851 and 3,622,032 shares issued and outstanding at December 31, 2017 and 2016, respectively	106,937	36,220
Additional paid-in capital	106,757,920	93,076,475
Accumulated deficit	(101,036,117)	(93,868,764)
Total stockholders’ equity (deficit)	5,828,740	(756,069)
Total liabilities and stockholders’ equity (deficit)	$13,897,365	$7,400,885

MRI INTERVENTIONS, INC.
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2017	2016

Cash flows from operating activities:
Net loss	$(7,167,353)	$(8,069,895)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	116,454	155,707
Share-based compensation	1,245,601	1,187,100
Expenses paid through the issuance of common stock	502,032	62,730
Gain on change in fair value of derivative liabilities	(24,178)	(1,065,935)
Loss on debt restructuring	-	811,909
Loss on retirement of equipment	-	1,689
Amortization of debt issuance costs and original issue discounts	426,358	424,431
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(83,472)	352,100
Inventory	(469,922)	72,342
Prepaid expenses and other current assets	(57,731)	(37,748)
Other assets	(999)	-
Accounts payable and accrued expenses	(512,362)	178,419
Deferred revenue	33,061	107,108
Net cash flows from operating activities	(5,992,511)	(5,820,043)
Cash flows from investing activities:
Purchases of property and equipment	(26,752)	(101,002)
Net cash flows from investing activities	(26,752)	(101,002)
Cash flows from financing activities:
Net proceeds from equity private placements and exercise of warrants	11,993,320	3,833,052
Cash paid in lieu of issuing fractional shares in reverse split of common stock	-	(4,756)
Net cash flows from financing activities	11,993,320	3,828,296
Net change in cash and cash equivalents	5,974,057	(2,092,749)
Cash and cash equivalents, beginning of year	3,315,774	5,408,523
Cash and cash equivalents, end of year	$9,289,831	$3,315,774

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Income taxes	$-	$-
Interest	$348,528	$976,295